SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 29, 2006

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51521	52-1862719
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

8211 Town Center Drive
Baltimore, Maryland		21236
(Address of principal executive offices)		(Zip Code)

(410) 931-6000

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year - if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (d). DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 29, 2006, Mr. Alan D. Wilson was elected to serve as a member of the board of directors (the “Board”) of Williams Scotsman International, Inc. (the “Company”). Mr. Wilson was also elected to serve as a member of the audit committee of the Board. Mr. Michael F. Finley simultaneously resigned from the audit committee of the Board, but will remain as a director of the Company.

Mr. Wilson is President of the North American Consumer Foods and Supply Chain for McCormick & Company, Inc., a publicly traded company and a global leader in the manufacture, marketing, and distribution of spices, seasonings, and flavors to the food industry. Mr. Wilson joined McCormick in 1993 as Director of Procurement for Retail Products, and was promoted to Vice President of Corporate Procurement the following year. During his tenure at McCormick, Mr. Wilson held several executive management roles, including President of Tubed Products, President of McCormick Canada, and, most recently, President of U.S. Consumer Foods. Prior to joining McCormick, Mr. Wilson spent nine years with Procter & Gamble where he held progressive positions in product supply, procurement, and manufacturing.

ITEM 8.01. OTHER EVENTS

On July 6, 2006, the Company issued a press release announcing that Mr. Wilson was elected to serve as a member of the Board and the audit committee of the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein in its entirety by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

( d )      Exhibits

Exhibit	Description
99.1	Press release issued on July 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:	/s/ Robert C. Singer
Robert C. Singer
Chief Financial Officer

Dated: July 6, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued on July 6, 2006.